FOR IMMEDIATE RELEASE

INNKEEPERS USA TRUST shareholderS APPROVE ACQUISITION BY an affiliate of APOLLO INVESTMENT CORPORATION

PALM BEACH, Fla.--Innkeepers USA Trust ("Innkeepers") (NYSE: KPA) announced today that the Innkeepers common shareholders approved the previously announced agreement to be acquired by Grand Prix Holdings LLC, an affiliate of Apollo Investment Corporation. The transaction is expected to close on June 29, 2007.

ABOUT INNKEEPERS USA TRUST

Innkeepers USA Trust owns 74 hotels with a total of 9,808 rooms or suites and one 355-room hotel in which it owns a 49 percent equity interest in 21 states and Washington, D.C., and focuses on acquiring or developing premium-branded upscale extended-stay and select-service hotels, the core of the company's portfolio; selected full-service hotels; and turn-around opportunities for hotels that operate under or can be converted to the industry's leading brands. For more information about Innkeepers USA Trust, visit the company's web site at www.innkeepersusa.com.

Forward-Looking Statements

This press release contains "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements other than statements of historical facts included in this press release are forward-looking statements. All forward-looking statements speak only as of the date of this press release. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance, achievements or transactions of Innkeepers and its affiliates or industry results or the benefits of the proposed transaction to be materially different from any future results, performance, achievements or transactions expressed or implied by such forward-looking statements. Such risks, uncertainties and other factors relate to the timing of the closing of the transaction and the satisfaction of the conditions thereto. Additional information or factors which could impact the company and the forward-looking statements contained herein are included in Innkeepers' filings with the Securities and Exchange Commission. Innkeepers assumes no obligation to update or supplement forward-looking statements that become untrue because of subsequent events.

Participants in the Solicitation

Innkeepers and its directors, executive officers and other members of its management and employees may be deemed participants in the solicitation of proxies from its shareholders in connection with the proposed merger. Information concerning the interests of Innkeepers' participants in the solicitation, which may be different than those of Innkeepers shareholders generally,

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Innkeepers

is set forth in Innkeepers' proxy statements and Annual Reports on Form 10-K, previously filed with the SEC, and in the definitive proxy statement relating to the transaction when it becomes available.

Contact:

Innkeepers USA Trust
Dennis Craven, 561-227-1302
Chief Financial Officer
or
Mark Murphy, 561-227-1336
General Counsel and Secretary